EXHIBIT 99.1

Upexi to Host Fiscal 2023 Third Quarter Financial Results on May 15th at 4:30 PM ET

Clearwater, FL / May 9, 2023 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced it will host a conference call on Monday, May 15, 2023 at 4:30 p.m. ET to discuss its fiscal 2023 third quarter financial results and provide a business update.

Financial Results Conference Call

Event:	Fiscal 2023 Third Quarter Financial Results Conference Call

Date:	Monday, May 15, 2023

Time:	4:30 p.m. Eastern Time

Live Call:	1-877-300-8521 (U.S. Toll-Free) or 1-412-317-6026 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1613123&tp_key=7d65f8a311

For those unable to join the conference call, a dial-in replay of the call will be available until May 29, 2023 and can be accessed by dialing +1-844-512-2921  (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10178708. Additional details are available under the Investor Relations section of the Company’s website: https://upexi.com/investors.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254